Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces $150 Million Share Repurchase Program

Philadelphia, PA, January 3, 2019 — Brandywine Realty Trust (NYSE: BDN) today announced that its Board of Trustees has authorized the repurchase of up to $150 million of the Company’s common shares.  Repurchases may be made at management’s discretion from time to time on the open market or through privately negotiated transactions.  The repurchase program has no time limit and may be suspended for periods or discontinued at any time.

About Brandywine Realty Trust

We are one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Washington, D.C., and Austin markets.  Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 184 properties and 25.3 million square feet as of September 30, 2018, which excludes assets held for sale.  Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.  For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements

Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate.  The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including the Company's financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors.  The Company's practice regarding payment of dividends may be modified at any time and from time to time.  Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2017.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

2929 Walnut Street, Suite 1700, Philadelphia, PA 19104 Phone: (610) 325-5600 • Fax: (610) 325-5622